EXHIBIT 21

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AVON PRODUCTS, INC. AND SUBSIDIARIES


Subsidiaries of the Registrant

	Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.



                                                        Incorporation
Company                                                 Country or State
______________________                                  ________________
Cosmetics Avon S.A.C.I.                                 Argentina
Avon Cosmetics Pty. Limited                             Australia
Avon Products Pty. Limited                              Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h              Austria
Arlington Limited                                       Bermuda
Avon International (Bermuda) Ltd.                       Bermuda
Productos Avon Bolivia Ltda.                            Bolivia
Avon Cosmeticos, Ltda.                                  Brazil
Avon Canada, Inc.                                       Canada
Avon Fashions, Inc. - Avon Mode Inc.                    Canada
Cosmeticos Avon S.A.                                    Chile
Avon Products (Guangzhou) Ltd. (73.845%),               China
Avon Manufacturing (Guangzhou) Ltd. (73.845%)           China
Avon Kosmetika d.o.o.                                   Croatia
Avon Cosmetics, Spolecnosti S. Rucenlm Omezenym         Czech Republic
Avon Capital Corporation                                Delaware
Avon Diversified Services, Inc.                         Delaware
Avon International Operations, Inc.                     Delaware
Avon-Lomalinda, Inc.                                    Delaware
Avon-Mirabella, Inc.                                    Delaware
Marbella Dominicana                                     Delaware
Manila Manufacturing Company                            Delaware
Productos Avon S.A.                                     Dominican
Republic
Productos Avon Ecuador S.A.                             Ecuador

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Productos Avon, S.A.                                    El Salvador
Avon S.A.                                               France
Avon Cosmetics GmbH                                     Germany
Productos Avon de Guatemala, S.A.                       Guatemala
Productos Avon, S.A.                                    Honduras
Avon Cosmetics (FEBO) Limited                           Hong Kong
Avon Cosmetics Hungary KFT                              Hungary
Avon Service Center, Inc.                               Illinois
Avon Beauty Productos India Private Limited             India
P.T. Avon Indonesia (85%)                               Indonesia
Albee Dublin Finance Company                            Ireland
Avon Limited                                            Ireland
Avon Cosmetics Ireland Limited                          Ireland
Avon Cosmetics S.p.A.                                   Italy
Avon Products Company Limited (66%)                     Japan
Live and Life Company Limited                           Japan
Avon Cosmetics (Malaysia) Sendirian Berhad              Malaysia
Avon Cosmetics, S.A. de C.V.                            Mexico
M.I. Holdings, Inc.                                     Missouri
Avon Americas, Ltd.                                     New York
Avon Overseas Capital Corporation                       New York
Avon Cosmetics Limited                                  New Zealand
Productos Avon S.A.                                     Panama
Productos Avon S.A                                      Peru
Cosmeticos Aliados S.A.                                 Peru
Avon Cosmetics, Inc.                                    Philippines
Avon Products Mfg., Inc.                                Philippines
Beautifont Products, Inc.                               Philippines
Avon Cosmetics Polska Sp. z.o.o.                        Poland
Esmeralda Sp. z.o.o. (30%)                              Poland
Avon Cosmeticos, Lda.                                   Portugal
Avon Cosmetics Spal s.r.o.                              Slovak Republic
Avon Beauty Products Co. (ABPC) Russia                  Russia
Justine/Avon PTY. Ltd.                                  South Africa
Avon Cosmetics, S.A.                                    Spain
Avon Cosmetics (Taiwan) Ltd.                            Taiwan
Avon Products Limited                                   Taiwan
Avon Cosmetics (Thailand) Ltd.                          Thailand
California Manufacturing Company Ltd.                   Thailand
Exzacibasi Avon Kosmetik Urunleri                       Turkey
  Sanayi ve Ticaret A.S. (50%) (Joint Venture)
Avon Cosmetics Limited                                  United Kingdom
Avon European Holdings Ltd.                             United Kingdom
Avon Cosmetics de Venezuela, C.A.                       Venezuela
Albee Holdings C.A.                                     Venezuela